COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made as of the last date executed below (the “Effective Date”), by and among Belmont Partners, LLC, a Virginia limited liability company, with a principal address of 360 Main Street, Washington, VA 22747 (“Buyer”), Sanford H. Barber and Carol B. Barber, individuals with a principal address of 3310 Stagecoach Trail, Wimauma, FL 33598 (“Sel1ers”), and WES Consulting, Inc., a public vehicle with ticker symbol “WSCU” organized in the state of Florida (the “Company”) (Buyer, Sellers and Company each a “Party” and collectively the “Parties”).

WITNESSETH:

WHEREAS, the Company currently has one million two hundred and five thousand (l,205,000) common shares issued and outstanding and no preferred shares issued and outstanding and Sellers own a majority of the capital stock of the Company consisting of at least nine hundred seventy two thousand (972,000) shares of common stock (the “Stock”), and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

l.           Agreement to Purchase and Sell.

a)           Sellers will sell to Buyer and Buyer agrees to purchase the Stock of the Company for one hundred seventy-five thousand five hundred U.S. Dollars ($175,000.00) (the “Purchase Price”), on five (5) business days from the last executed date below, but no later than the close of business on July 30, 2009 (the “Closing”), payable according to the terms and conditions set forth in Section 3 herein; and

b)           Twenty percent (20%) of Buyer’s Position in the Company (as defined in Section 3(b) herein) according to the terms and conditions set forth in Section 3 herein.

2.           Closing. On or before the Closing the Parties shall perform;

a)           Buyer and Sellers shall exchange fully executed copies of this Agreement;

b)           Sellers shall cause the Board of Directors of the Company to execute a resolution approving the terms of this Agreement and whereby all current directors resign and Buyer, or Buyer’s designee, is appointed as the sole Director of the Company (the “Appointment”);
c)           Sellers shall deliver to the Buyer the Appointment;

Belmont/WSCU/Stock Purchase Agreement	1	Buyer: ____
Seller: ____
Company: ____

d)           Sellers shall deliver to the Buyer fully executed documentation to completely effectuate the transfer of stock pursuant to this Agreement.

e)           Sellers shall deliver to the Buyer true and correct copies of all of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, tax records, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts (collectively the “Records”);

f)           Sellers shall deliver to the Buyer on or before the Closing, the certificate(s) evidencing the Stock together with valid signed stock power, gold medallion guaranteed together with all documents necessary to effectuate the transfer of the shares, including but not limited to a board resolution demonstrating signature authority if the shares are in the name of a legal entity.

3.           Payment Terms.

a)           On or before the Closing, Buyer shall deposit one hundred seventy-five thousand five hundred U.S. Dollars ($175,000.00) (the “Deposit”) with Escrow, LLC (the “Escrow Agent”), on behalf of the Buyer (the “Escrowed Funds”), Upon Closing, the Buyer shall cause the Escrowed Funds to be released to the Sellers.

b)           Upon receipt by Buyer, Buyer shall deliver to Sellers twenty percent (20%) of the Buyer’s post-transaction position in the Company (“Sellers’ Position”).

c)           On or before the Closing, Sellers shall deposit the certificate(s) representing the Stock into escrow with the Escrow Agent (the “Escrowed Stock”).  Upon Closing, the Sellers shall cause the Escrowed Stock to be released to the Buyer.

4.           Representations and Warranties of Comp any and Sellers.  Company and Sellers hereby represent and warrant to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereto, and shall be true and correct as of the Closing:

a)           Title to Stock.  Company has sole managerial and dispositive authority with respect to the Stock; and has not granted any person a proxy that has not expired or been validly withdrawn. The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character  whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

Belmont/WSCU/Stock Purchase Agreement	2	Buyer: ____
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b)           Shareholder List. The shareholder list provided by Sellers to Buyer pursuant to Section 3(f) herein shall be an current and accurate representation of the capitalization of the Company as of Closing.  Additionally, Sellers and Company represent and warrant that the Company has not at any time acted as its own transfer agent

c)           Liabilities of the Company. The Company has no liabilities that have not been previously disclosed to Buyer and listed in Schedule A herein, that are likely to have a Material Adverse Effect on the business or financial condition of the Company. For purposes of this Agreement, Material Adverse Effect shall mean any liability of the Company as of the Closing which would require a payment by the Company in excess of one thousand dollars ($l,000.00) in the aggregate.

d)           Full Power and Authority. Sellers represent that they have full power and authority to enter into this Agreement, to transfer the Stock to the Buyer and to transfer control of the Company to the Buyer.

e)           As of the date of Closing, the Company is duly organized and in good standing in the State of Florida.

f)           Warrants and Options. As of the date of Closing, the Company does not have any outstanding warrants and/or options except as stated in this Agreement.

g)           Subsidiaries. As of the date of Closing, the Company does not have any subsidiaries except as stated in this Agreement.

h)           Preferred Stock. Sellers and Company represent that Company has not issued any preferred stock or any other senior securities or debt instruments.

i)           Notes payable. Sellers and Company represent that Company has not issued any notes payable to any individual or entity except as stated in this Agreement.

j)           SEC Filings. Sellers and Company represent that Company is current in all its requisite filings to the Securities and Exchange Commission (the “SEC”) at the time of Closing. Additionally, Sellers will deliver to Buyer at Closing all necessary documents needed to file with the SEC the quarterly report due for the period ending June 30, 2009 to include completed and audited financial records. Sellers understand that they will be required to provide their signature on the quarterly report due for the period ending June 30, 2009, as the current management in control of` the Company on that date.

k)           Regulatory actions. Sellers and Company represent and warrant that neither the Company nor the Sellers, nor any of their respective affiliates or associates, or any person or entity that was previously acted as an affiliate or associate within the past twelve months has engaged in any breach of federal securities laws or any regulation promulgated thereunder or otherwise by the Securities and Exchange Commission, the FINRA, the FASB, or any other regulatory or self-regulatory organization whether domestic or foreign.  Sellers and Company further warrant that neither Sellers nor Company are currently, nor have previously been at any time, the subject of any regulatory, legal, or equitable restraint or restriction including but not limited to any stop trade order, cease and desist order, or any other trading restrictions of any kind, nor has the company received any subpoenas or requests for information from any of the above mentioned regulatory bodies.

Belmont/WSCU/Stock Purchase Agreement	3	Buyer: ____
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l)           Sellers have been duly appointed as directors of the Company and any and all other directors have previously resigned. In addition, any and all officers of the Company have previously resigned. Sellers and Company shall deliver to Buyer all documents necessary to demonstrate to all interested regulatory bodies and agencies, the Sellers’ proper and lawful appointments to the Company’s Board of Directors and any and all prior resignations of former directors and officers.

5.           Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Sellers and Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

a)           Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

b)           Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement.

c)           Information Concerning the Company. Based upon Sellers’ and Company’s prior disclosures to Buyer, in addition to Buyer’s own due diligence with respect to the Company and its liabilities, Buyer believes it has enough information upon which to base an investment decision in the Stock.

d)           Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk. The Buyer:

(i)           has experience as a purchaser in securities of companies in the development stage and acknowledges that it can bear the economic risk of Buyer’s investment in the Stock; and

(ii)           has such knowledge and experience in financial, tax and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

Belmont/WSCU/Stock Purchase Agreement	4	Buyer: ____
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e)           Restricted Securities. Buyer understands that the Stock is characterized as “restricted securities" under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering,

f)           SEC Filings. Buyer understands that it will bear the sole responsibility of electronically filing the Company’s quarterly report for the period ending June 30, 2009 with the SEC on or before August 15, 2009.

6.           Covenant Not to Sue; Indemnification.

a)           In consideration of this Agreement, Sellers and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (collectively the “Covenantors”), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Buyer, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the “Buyer Covenantees”), on account of any damages, real or imagined, known or unknown, which Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 6(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Covenantors against the Buyer Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Covenantors against the Buyer Covenantees.

b)           Sellers’ Covenantors shall indemnify and hold harmless the Buyer Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).  Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

7.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

Belmont/WSCU/Stock Purchase Agreement	5	Buyer: ____
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8.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

9.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. A telefaxed or electronic copy of this Agreement shall be deemed an original.

10.           Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11.           Costs, Expenses.  Each Party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

12.           Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by all Parties. No waiver of any breach, term, condition or remedy of this Agreement by any Party shall constitute a subsequent waiver of any other breach, term, condition or remedy. All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

13.           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.           Termination.  Buyer or Sellers may, upon written notice to the other party, terminate this Agreement upon their own discretion prior to any funds being released from escrow. Upon the release of any funds from escrow, this termination clause is null and void and the Parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

15.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

l6.           Further Assurances.  From and after the date of this Agreement, upon the request of any Party, the Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Belmont/WSCU/Stock Purchase Agreement	6	Buyer: ____
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17.           Term, Survival.  This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the Parties hereto have been fully performed, however Sections 4, 5, 6, 7, 21 and 22 shall survive this Agreement.

18.           No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement as of the date of C1osing. The Parties are not relying on any oral statements made by any other Party, their representatives or affiliates regarding this Agreement.

l9.           Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)           if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

b)           if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

c)           if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 20.

20.           Binding Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. lf they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

21.           Insider Trading.  The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company. The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

Belmont/WSCU/Stock Purchase Agreement	7	Buyer: ____
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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date last executed below.

BUYER		SELLERS

BELMONT PARTNERS, LLC		SANFORD H. BARBER

	/s/Joseph Meuse		/s/ Sanford H. Barber
By:	Joseph Meuse, Managing Member	By:	Sanford H. Barber, Individual
Date:	7/24/09	Date:	7/22/09

COMPANY		CAROL B. BARBER

	/s/ Sanford H. Barber		s/ Carol B. Barber
By:	Sanford H. Barber, Director	By:	Carol B. Barber, Individual
Date:	7/22/09	Date:	7/22/09

/s/ Carol B. Barber
By:	Carol B. Barber, Director
Date:	7/22/09

Belmont/WSCU/Stock Purchase Agreement	8

SCHEDULE A: Disclosed Liabilities of the Company

Company owes majority shareholder Sanford H. Barber $31,149.30

Belmont/WSCU/Stock Purchase Agreement	9